UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 9, 2016
Diamond Resorts International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

       Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2016, Diamond Resorts International, Inc. (the “Company”) and various indirect wholly-owned subsidiaries of the Company entered into an omnibus amendment No. 2 (the “Amendment”) to the documents governing the Company’s 2008 Conduit Facility (the “Conduit Facility”). The Amendment increased the maximum facility balance under the Conduit Facility to $300,000,000, extended the commitment expiration date to August 31, 2018, and waived the change of control provisions in connection with the consummation of the Company’s merger previously disclosed on September 2, 2016 in the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company.

Credit Suisse AG, New York Branch, serves as administrative agent for the Conduit Facility, and Wells Fargo Bank, National Association serves as indenture trustee, custodian and back-up servicer.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND RESORTS INTERNATIONAL, INC.

Date: September 9, 2016	/s/ Jared T. Finkelstein
Name: Jared T. Finkelstein
Title: Senior Vice President-General Counsel and Secretary